Exhibit 99.1

For more information:

Michael O’Neill

Chief Financial Officer

Alphatec Spine, Inc.

(760) 494-6746

investorrelations@alphatecspine.com

Westwicke Partners

Lynn C. Pieper

(415) 202-5678

lynn.pieper@westwicke.com

ALPHATEC SPINE ANNOUNCES THIRD QUARTER 2011

REVENUE AND FINANCIAL RESULTS

•	Revenue of $47.6 million – 6.2% growth over Q3 2010

•	US revenue of $32.7 million; 8.9% growth over Q3 2010

•	Pro forma year to date revenue growth of 8.2%; Pro forma year to date US revenue growth of 11.4%

•	Generated cash from operations of $1.8 million

CARLSBAD, CA, November 1, 2011 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, with a focus on treating conditions related to the aging spine, announced today financial results for the fiscal quarter ended September 30, 2011.

Third Quarter 2011 Performance Highlights

•	Achieved revenue of $47.6 million in the third quarter 2011, which represented growth of 6.2% versus the third quarter 2010, and 3.4% on a constant currency basis.

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US revenue of $32.7 million reported for the third quarter 2011 represented 8.9% growth over third quarter 2010. Year to date, pro forma US revenues are up 11.4% versus the same nine-month period in the prior year.

•	International revenue of $14.9 million reported in the third quarter 2011 was up 0.7% versus the $14.8 million reported for the third quarter 2010.

•	Generated $1.8 million of cash from operations in the third quarter 2011 from strong US revenue growth, working capital management and operating expense control.

•	Re-launched Alphatec SolusTM to global beta sites in October, 2011.

•	Introducing three new products at the upcoming North American Spine Society (NASS) meeting in Chicago, IL on November 2nd – 4th 2011.

•	Trestle LuxeTM anterior cervical plate system, AvalonTM occipito-cervico plating system, and the Epicage® MIS posterior interbody spacer.

“Despite what continues to be a challenging market environment, we are delighted that Alphatec Spine has generated positive operating cash of $1.8 million in the third quarter. Additionally, we are pleased with our 6% global revenue growth, which was predominantly driven by our nearly 9% US revenue growth. We believe these growth rates significantly outpace many of our competitors, globally and in the US, respectively; which is a testament to the strength of our broad product portfolio and sales team that continues to convert business, most notably in the US hospital market.” stated Dirk Kuyper, Alphatec Spine’s President and Chief Executive Officer. Mr. Kuyper continued, “We continue to be laser-focused on driving our differentiated technologies in Aging Spine, MIS and Biologics to gain market share globally.”

Third Quarter 2011 Financial Results

Consolidated revenues for the third quarter 2011 were $47.6 million, an increase of 6.2% from the $44.8 million reported for the third quarter 2010. US revenues for the third quarter 2011 were $32.7 million, an increase of 8.9% from the $30.0 million reported for the third quarter 2010. International revenues were $14.9 million for the third quarter 2011, an increase of 0.7% versus the $14.8 million reported in the third quarter 2010.

Gross profit for the third quarter 2011 was $30.2 million, an increase of $1.3 million over the third quarter 2010. Third quarter 2011 gross margin of 63.4% was lower than the third quarter 2010 gross margin of 64.5%. Third quarter 2011 US gross margins of 68.1% reflect the continuing impact of reduced manufacturing activity earlier in the year. International gross margin increased to 53.3% versus the 37.6% international gross margin reported in third quarter 2010. Total operating expenses for the third quarter 2011 were $32.6 million, an increase of $0.2 million compared to the third quarter 2010 total operating expenses of $32.4 million.

Adjusted EBITDA was $3.5 million in the third quarter 2011, a decrease of $1.8 million compared to the $5.3 million reported for the third quarter 2010. The decline in Adjusted EBITDA is primarily attributable to increasing expenditures related to new product introductions that are not yet meaningful contributors to revenues.

Net loss for the third quarter 2011 was $1.3 million, or ($0.01) per share (basic and diluted), compared with a net loss of $3.8 million, or ($0.04) per share (basic and diluted), for the third quarter 2010.

Non-GAAP earnings per share for the third quarter 2011 was $0.00 per share (basic and diluted), compared to $0.01 per share (basic and diluted) reported for the third quarter 2010. Non-GAAP earnings or (loss) excludes in-process research and development expenses, acquisition-related inventory step-up, amortization of intangible assets and transaction and restructuring expenses.

Cash and cash equivalents were $22.1 million at September 30, 2011, which was an increase of $0.3 million as compared to the $21.8 million cash position as of June 30, 2011. This includes $1.5 million of cash repayments on the line of credit.

2011 Financial Guidance

The Company is updating its full year 2011 financial guidance to a range of revenues of $198 million to $202 million, from the prior range of $195 million to $205 million. The Company expects annual adjusted EBITDA to be in the range of $15 million to $17 million, which is approximately 7.5% to 8.5% of expected annual revenue, versus the prior range of $22 million to $25 million. The Company expects to generate positive cash flow for the full year 2011.

Conference Call

Alphatec Spine will host a conference call today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the results. To participate in the conference call, please visit the investor relations section of the Alphatec Spine website at www.alphatecspine.com. The dial-in numbers are (877) 556-5251 for domestic callers and (720) 545-0036 for international. A live webcast of the conference call will be available online from the investor relations section of the Alphatec Spine website at www.alphatecspine.com. The webcast will be recorded and will remain available on the investor relations section of Alphatec Spine’s website for at least 30 days.

About Alphatec Spine

Alphatec Spine, Inc. is a wholly owned subsidiary of Alphatec Holdings, Inc. (Nasdaq:ATEC). Alphatec Spine is a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, primarily focused on the aging spine. The Company’s mission is to combine world-class customer service with innovative, surgeon-driven design that will help improve the aging patient’s quality of life. The Company is poised to achieve its goal through new solutions for patients with osteoporosis, stenosis and other aging spine deformities, improved minimally invasive products and techniques and integrated biologics solutions. In addition to its US operations, the Company also markets its products in over 50 international markets through its affiliate, Scient’x S.A.S., via a direct sales force in France, Italy and the United Kingdom and via independent distributors in the rest of Europe, the Middle East and Africa, South America and Latin America. In Asia, the Company markets its products through its subsidiary, Alphatec Pacific, Inc. and through distributors in the rest of the Asia Pacific region.

Non-GAAP Information

Non-GAAP earnings included in this press release is a non-GAAP (generally accepted accounting principles) financial measure that represents net income (loss) excluding the effects of in-process research and development expenses and transaction-related expenses. Management does not consider these expenses when it makes certain evaluations of the operations of the Company. Non-GAAP earnings, as defined above, may not be similar to non-GAAP earnings measures used by other companies and is not a measurement under GAAP.

Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, and other non-recurring income or expense items, such as in-process research and development expense and transaction-related expenses. Adjusted EBITDA, as defined above, may not be similar to adjusted EBITDA measures used by other companies and is not a measurement under GAAP.

Though management finds non-GAAP-based earnings or loss and EBITDA useful for evaluating aspects of the Company’s business, its reliance on these measures is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses non-GAAP adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that non-GAAP adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have supplemental metrics since, with reconciliation to GAAP, they may provide greater insight into the Company’s financial results.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: Alphatec Spine’s ability to meet its 2011 revenue, adjusted EBITDA, free cash flow and earnings projections, the growth rate of the spine market related to aging and elderly patients, uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline, the successful global launch of the Company’s new products and the products in its development pipeline including Alphatec Solus, Trestle Luxe, Avalon and Epicage, failure to achieve acceptance of Alphatec Spine’s products by the surgeon community, failure to obtain FDA clearance or approval for new products, or unexpected or prolonged delays in the process, Alphatec Spine’s ability to develop and expand its US and/or global revenues, continuation of favorable third party payor reimbursement for procedures performed using Alphatec Spine’s products, unanticipated expenses or liabilities or other adverse events affecting cash flow or Alphatec Spine’s ability to successfully control its costs or achieve profitability, uncertainty of additional funding, Alphatec Spine’s ability to compete with other competing products and with emerging new technologies, product liability exposure, patent infringement claims and claims related to Alphatec Spine’s intellectual property. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

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ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands - unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$22,144	$23,168
Accounts receivable, net	39,775	39,777
Inventories, net	48,783	51,635
Prepaid expenses and other current assets	7,145	6,652
Deferred income tax assets	1,592	1,592

Total current assets	119,439	122,824
Property and equipment, net	34,322	38,440
Goodwill	173,626	170,194
Intangibles, net	41,828	43,148
Other assets	3,475	2,410

Total assets	$372,690	$377,016

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,987	$15,957
Accrued expenses	23,229	22,530
Deferred revenue	3,351	3,396
Current portion of long-term debt	2,544	1,708

Total current liabilities	44,111	43,591
Total long term liabilities	37,507	43,388
Redeemable preferred stock	23,603	23,603
Stockholders’ equity	267,469	266,434

Total liabilities and stockholders’ equity	$372,690	$377,016

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues	$47,619	$44,846	$148,201	$125,592
Cost of revenues	17,001	15,546	54,959	43,516
Amortization of acquired intangible assets	411	373	1,223	742

Total cost of revenues	17,412	15,919	56,182	44,258

Gross profit	30,207	28,927	92,019	81,334
Operating expenses:
Research and development	3,858	3,751	13,653	12,347
In-process research and development	—	2,425	—	2,967
Sales and marketing	19,145	17,052	57,065	47,571
General and administrative	8,627	7,933	26,707	21,500
Amortization of acquired intangible assets	545	533	1,629	1,002
Transaction related expenses	—	6	—	3,651
Restructuring expenses	394	702	993	2,389

Total operating expenses	32,569	32,402	100,047	91,427

Operating loss	(2,362)	(3,475)	(8,028)	(10,093)
Interest and other income (expense), net	(475)	(1,085)	(1,231)	(2,363)

Loss from continuing operations before taxes	(2,837)	(4,560)	(9,259)	(12,456)
Income tax benefit	(1,533)	(770)	(3,044)	(899)

Loss from continuing operations	(1,304)	(3,790)	(6,215)	(11,557)
Income from discontinued operations, net of tax	—	—	—	78

Net loss	$(1,304)	$(3,790)	$(6,215)	$(11,479)

Net loss per common share:
Basic and diluted net loss from continuing operations	$(0.01)	$(0.04)	$(0.07)	$(0.15)
Basic and diluted net income from discontinued operations	—	—	—	0.00

Basic and diluted net loss per share	$(0.01)	$(0.04)	$(0.07)	$(0.15)

Weighted-average shares - basic and diluted	88,829	86,990	88,757	75,394

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Operating loss, as reported	$(2,362)	$(3,475)	$(8,028)	$(10,093)
Add back:
Depreciation	3,671	3,586	11,105	9,462
Amortization of intangible assets	330	122	982	1,245
Amortization of acquired intangible assets	956	906	2,852	1,744

Total EBITDA	2,595	1,139	6,911	2,358
Add back significant items:
Stock-based compensation	480	573	1,928	2,326
In-process research and development	—	2,425	—	2,967
Acquisition-related inventory step-up	—	419	751	832
Transaction related expenses	—	6	—	3,651
Restructuring expenses	394	702	993	2,389

EBITDA, as adjusted for significant items	$3,469	$5,264	$10,583	$14,523

Net loss, as reported	$(1,304)	$(3,790)	$(6,215)	$(11,479)
Add back:
In-process research and development	—	2,425	—	2,967
Acquisition-related inventory step-up	—	419	751	832
Amortization of acquired intangible assets	956	906	2,852	1,744
Transaction related expenses	—	6	—	3,651
Restructuring expenses	394	702	993	2,389

Net income (loss), as adjusted for significant items	$46	$668	$(1,619)	$104

Net loss per common share - basic and diluted	$(0.01)	$(0.04)	$(0.07)	$(0.15)
Add back:
In-process research and development	—	0.03	—	0.04
Acquisition-related inventory step-up	—	0.00	0.01	0.01
Amortization of acquired intangible assets	0.01	0.01	0.03	0.02
Transaction related expenses	—	0.00	—	0.05
Restructuring expenses	0.00	0.01	0.01	0.03

Net income (loss) per common share - basic and diluted, as adjusted for significant items	$0.00	$0.01	$(0.02)	$0.00

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages - unaudited)

	Three Months Ended September 30,		% Change	Impact from Foreign Currency
	2011	2010
Revenues by geographic segment
U.S.	$32,674	$30,010	8.9%	0.0%
International	14,945	14,836	0.7%	8.9%

Total revenues	$47,619	$44,846	6.2%	2.8%

Gross profit by geographic segment
U.S.	$22,248	$23,346
International	7,959	5,581

Total gross profit	$30,207	$28,927

Gross profit margin by geographic segment
U.S.	68.1%	77.8%
International	53.3%	37.6%

Total gross profit margin	63.4%	64.5%

	Nine Months Ended September 30,		% Change	Impact from Foreign Currency
	2011	2010
Revenues by geographic segment
U.S.	$101,073	$87,763	15.2%	0.0%
International	47,128	37,829	24.6%	9.2%

Total revenues	$148,201	$125,592	18.0%	2.9%

Gross profit by geographic segment
U.S.	$68,357	$64,145
International	23,662	17,189

Total gross profit	$92,019	$81,334

Gross profit margin by geographic segment
U.S.	67.6%	73.1%
International	50.2%	45.4%

Total gross profit margin	62.1%	64.8%

Footnotes:

1)	The impact from foreign currency represents the percentage change in 2011 revenues due to the change in foreign exchange rates for the periods presented.

ALPHATEC HOLDINGS, INC.

PRO FORMA REVENUES BY GEOGRAPHIC SEGMENT

(in thousands, except percentages - unaudited)

	Three Months Ended September 30,		% Change	Impact from Foreign Currency
	2011	2010
Pro Forma Revenues by geographic segment
U.S.	$32,674	$30,010	8.9%	0.0%
International	14,945	14,836	0.7%	8.9%

Total revenues	$47,619	$44,846	6.2%	2.8%

	Nine Months Ended September 30,		% Change	Impact from Foreign Currency
	2011	2010
Pro Forma Revenues by geographic segment
U.S.	$101,073	$90,738	11.4%	0.0%
International	47,128	46,189	2.0%	8.1%

Total revenues	$148,201	$136,927	8.2%	2.6%

Footnotes:
1)	Pro Forma revenues for the periods presented include the results of Scient’x as if the Scient’x acquisition had occurred on January 1, 2010.
2)	The impact from foreign currency represents the percentage change in 2011 revenues due to the change in foreign exchange rates for the periods presented.